Exhibit 99.1

NOAA Publishes Notice of Intent in the Federal Register to Prepare an Environmental Impact
Statement for TMC USA’s USA B Exploration License Application

•	The publication of a Notice of Intent (“NOI”) to prepare an Environmental Impact Statement (“EIS”) represents a key milestone in the transparent regulatory approval process for TMC USA’s USA-B exploration license application
•	The USA-B application area covers ~122,000 km2 of seafloor containing an estimated 1.02 billion tonnes of polymetallic nodules with high grades of nickel, cobalt, copper, manganese, and meaningful quantities of many rare earth elements
•	Publication of the NOI in the Federal Register follows NOAA’s earlier certification of the USA-B exploration license application on May 26, 2026

NEW YORK, August 17, 2026 (GLOBE NEWSWIRE) -- TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today announced that the National Oceanic and Atmospheric Administration (“NOAA”) has published a Notice of Intent to prepare an Environmental Impact Statement in the Federal Register for the exploration license application submitted by the Company’s subsidiary, The Metals Company USA LLC (“TMC USA”), under the Deep Seabed Hard Mineral Resources Act (“DSHMRA”) and its implementing regulations.

The USA-B application area in the Clarion Clipperton Zone (“CCZ”) of the Pacific Ocean covers ~122,000 km2 of seafloor and hosts an estimated 1.02 billion tonnes of polymetallic nodules based on TMC’s Technical Report Summary for the Initial Assessment published in August 2025. In addition to the USA-B exploration license application, TMC USA is also advancing a consolidated application for an exploration license and commercial recovery permit for the USA-A area, which was submitted to NOAA on January 22, 2026, and determined to be fully compliant on April 28, 2026.

Gerard Barron, CEO and Chairman of The Metals Company, commented: “The publication of this Notice of Intent is another milestone in NOAA's methodical review process. We welcome the opportunity to participate in a rigorous Environmental Impact Statement process that invites public input and builds on more than a decade of our own environmental research and engineering, alongside 50 years of environmental research and a dozen other commercial and academic disturbance tests in the CCZ. As we’ve said from the beginning, good regulation should be transparent, predictable and grounded in rigorous baseline studies and impact assessment, and today’s announcement demonstrates that process is continuing as intended.”

The publication of the NOI follows the earlier certification of TMC USA’s application for an exploration license over the USA-B area and represents another key step in a steady, transparent cadence of expected regulatory milestones:

•	NOAA will publish for public comment a draft EIS and draft Terms, Conditions and Restrictions (“TCRs”) for TMC USA’s proposed exploration activities on the USA-B area
•	Following the public comment period, NOAA will consider comments and the EIS will be finalized
•	NOAA will then make a final determination on the issuance of the license and its associated TCRs

The Company and its partners have conducted over a decade of scientific research, environmental baseline and impact data collection, and offshore engineering, building one of the most comprehensive datasets ever assembled on polymetallic nodules and their surrounding ecosystems. To date, independent academics have published 37 peer-reviewed studies based on the Company’s dataset collected from Eastern CCZ. Earlier this year, TMC began sharing key findings from its Environmental Impact Assessment publicly as part of two new video series, highlighting how its dataset addresses environmental concerns and how innovation has reduced its environmental footprint. The exploratory activities outlined as part of TMC USA’s USA B exploration license application are expected to generate significant new data in Central and Western CCZ and, with all academics involved free to publish, the Company anticipates that hundreds more papers will be published over the coming months and years.

NOAA has played a central role in advancing scientific understanding of deep seabed mining impacts since the 1970s, including conducting environmental research cruises in the CCZ, monitoring early nodule collection trials, and publishing a Programmatic Environmental Impact Statement covering the CCZ in 1981. In the 1980s and 1990s, NOAA conducted further research into benthic plumes through its Benthic Impact Experiments program where the agency used a custom-built machine to simulate and study seafloor disturbance. The agency issued comprehensive DSHMRA implementing regulations in 1981 (for exploration licenses) and 1989 (for commercial recovery permits) and has maintained an active licensing program since that time, with multiple exploration licenses renewed on a five-year basis.

About The Metals Company

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts

Media | media@metals.co

Investors | investors@metals.co

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as anticipates, believes, could, estimates, expects, intends, may, plans, possible, potential, should, will, would and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to: the Company’s strategy to pursue exploration and commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; NOAA’s anticipated publication for public comment of a draft EIS and draft Terms, Conditions and Restrictions for TMC USA’s proposed exploration activities on the USA-B area and its consideration of the comments received; the anticipated timing, scope and sequencing of the EIS process, including the duration of any public comment period; the finalization of the EIS and NOAA’s final determination on whether to issue the exploration license and the terms, conditions and restrictions that may be attached to it; the estimated resource potential of the USA-B area, including the estimated tonnage and grades of polymetallic nodules and the presence of rare earth elements; the expectation that exploratory activities under the USA-B exploration license will generate significant new scientific data and that additional peer-reviewed papers will be published based on that data; and the Company’s expectation that publication of the NOI for the USA-B exploration license application, together with the progression of the USA-A consolidated application, advances TMC USA’s broader strategy to unlock the full potential of its U.S. nodule resource. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, NOAA’s review of the USA-B exploration license application and any determinations made during that review, including with respect to the scope of any exploration license that may ultimately be granted; the outcome and timing of regulatory reviews by NOAA under DSHMRA; the scope, timing and outcome of the review conducted under the National Environmental Policy Act (“NEPA”), including the nature and volume of public comments received and any resulting changes to the proposed action; the absence of any mandatory statutory deadline under DSHMRA for completion of NOAA’s review; the risk that any terms, conditions and restrictions ultimately imposed by NOAA are more restrictive than anticipated or render the proposed activities commercially unviable; potential legal challenges in U.S. courts by third parties who claim to be adversely affected or aggrieved by NOAA’s actions, and the risk that TMC USA’s priority rights in the application areas are terminated or successfully challenged; the need for continued policy support from the U.S. executive branch and agencies including NOAA and the Department of Commerce, and the effect of shifts in U.S. political priorities, legal interpretations or agency leadership; opposition to deep-seabed mining from governments, non-governmental organizations and other third parties; the ability to obtain permits from the U.S. government; changes in environmental, mining and other applicable laws and regulations; risks related to strategic partnerships and technology sharing; uncertainties relating to the accuracy of resource estimates; the Company’s need for additional capital to fund the exploratory activities contemplated by the USA-B application and its other development plans, and the availability of such capital on acceptable terms; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 31, 2026, in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on August 13, 2026, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.